Oppenheimer Limited-Term Bond Fund
N-SAR Exhibit – Item 77Q

A copy of the Fund’s Restated Investment Advisory Agreement follows:

1.
Post-Effective Amendment No. 59 to the Registration Statement of Oppenheimer Limited-Term Bond Fund (the “Registrant”) filed with the Securities and Exchange Commission on August 1, 2013, (Accession Number 000072889-13-001077 485(b) filing that included the SubAdvisory Agreement as an Exhibit to Part C), which are hereby incorporated by reference in response to Item 77Q of the Registrant’s Form N-SAR.

A copy of the Fund’s Amendment Number 2 to the Amended and Restated Declaration of Trust follows:

1.
Post-Effective Amendment No. 59 to the Registration Statement of Oppenheimer Limited-Term Bond Fund (the “Registrant”) filed with the Securities and Exchange Commission on August 1, 2013, (Accession Number 000072889-13-001077 485(b) filing that included Amendment Number 2 to the Amended and Restated Declaration of Trust as an Exhibit to Part C), which are hereby incorporated by reference in response to Item 77Q of the Registrant’s Form N-SAR.